Exhibit 99.1

Live Oak Bank Operational Update on Hurricane Florence

WILMINGTON, N.C. (September 18, 2018) - As a member of the Wilmington community, Live Oak Bank understands the impact from Hurricane Florence is far from over. We are fortunate to report today that there has been no interruption to service of our customers. Our headquarters have sustained only minimal damage, and our employees are safely deployed throughout the Southeast.

Out of an abundance of caution in the wake of the storm, Live Oak’s headquarters will remain closed until further notice. Because Live Oak’s operations are cloud-based, our teams are able to work remotely from various locations along the East Coast to continue lending and deposit services.

“Our hearts and minds are with those who were gravely impacted by this storm,” said Live Oak Chairman and CEO Chip Mahan. “As we begin repairing our beloved community in Southeastern North Carolina, Live Oak will stand tall with our neighbors to rebuild while maintaining our mission to empower small business owners across the country who are working to realize the American Dream.”

To contact the Customer Success Team, please call 866.518.0286 from 8 am to 5 pm.

To learn more about Live Oak Bank, visit www.liveoakbank.com.

About Live Oak Bank
Live Oak Bank, a subsidiary of Live Oak Bancshares, Inc. (Nasdaq: LOB), is a digitally focused, FDIC-insured bank serving customers across the country. Live Oak brings efficiency and excellence to the banking process, without branches, by using a focused approach to technology and innovation. To learn more, visit www.liveoakbank.com.

Contact:
Claire Parker, Senior Public Relations Manager
910.597.1592
claire.parker@liveoak.bank

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